UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2012

AGENT155 MEDIA CORP.
(Formerly Freshwater Technologies Inc.)
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-53871
(Commission File Number)

98-0508360
(IRS Employer Identification No.)

1555 California Street, Suite 309, Denver, CO, 80202
(Address of principal executive offices and Zip Code)

(646) 770-5518
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 6, 2012, we entered into a Debt Settlement and Subscription Agreement whereby we agreed to issue 8,800,000 of our common shares at a price of $.0025 per share in exchange for the settlement of a debt of $22,000 we owed in repayment of a loan.

Item 3.02 Unregistered Sales of Equity Securities

On September 6, 2012, we issued 8,800,000 common shares to one investor pursuant to the Debt Settlement and Subscription Agreement described in Item 1.01 above.  These issuances of our shares were made pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”), provided by Section 4(2) of the Act.

This issuance brought the total number of issued and outstanding shares of the company to 174,142,745.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENT155 MEDIA CORP.
(Formerly FRESHWATER TECHNOLOGIES, INC.)

/s/Christopher J. Martinez
Christopher J. Martinez
President, CEO, CFO, Secretary, Treasurer and Director
Date: September 12, 2012